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                                                                    Exhibit 23.2

                       CONSENT OF INDEPENDENT ACCOUNTANTS

     We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of Sycamore Networks, Inc. (the "Company"), relating to the Company's stock incentive plans, employee stock purchase plan and non-employee directors option plan, of our report dated August 23, 1999 relating to the financial statements of Sycamore Networks, Inc., which appears in the Company's Registration Statement on Form S-1 (File No. 333-84635).

/s/ PricewaterhouseCoopers LLP
Boston, Massachusetts
November 12, 1999